UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2014

______________________________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2014 Annual Meeting of Stockholders of Gartner, Inc. was held on May 29, 2014. With respect to the four (4) proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	80,988,966	168,328	5,627	3,775,279
Richard J. Bressler	81,115,590	41,242	6,089	3,775,279
Raul E. Cesan	81,005,687	151,282	5,952	3,775,279
Karen E. Dykstra	81,117,978	39,397	5,546	3,775,279
Anne Sutherland Fuchs	80,418,421	738,836	5,664	3,775,279
William O. Grabe	74,655,132	6,501,721	6,088	3,775,279
Eugene A. Hall	80,611,702	545,459	5,760	3,775,279
Stephen G. Pagliuca	80,511,456	645,799	5,666	3,775,279
James C. Smith	80,586,430	570,650	5,841	3,775,279

Proposal 2 – Approve the Company’s Executive Compensation:

Votes For	79,478,166
Votes Against	1,659,426
Abstentions	25,329
Broker Non-Votes	3,775,279

Proposal 3 – Approve the Company’s 2014 Long-Term Incentive Plan:

Votes For	78,241,196
Votes Against	2,908,125
Abstentions	13,600
Broker Non-Votes	3,775,279

Proposal 4 - Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2014:

Votes For	83,534,325
Votes Against	1,390,024
Abstentions	13,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 29, 2014	By:	/s/ Christopher J. Lafond
Christopher J. Lafond Executive Vice President, Chief Financial Officer